Exhibit (h)(1)(i)

Schedule to Administration Agreement

as of June 13, 2018

	Fee Rate*:
Fund	Institutional and Administrative Classes	Classes A, C and T
AllianzGI Emerging Markets Opportunities	0.40	0.50
AllianzGI Focused Growth	0.30	0.40
AllianzGI Global Natural Resources	0.35	0.45
AllianzGI Global Small-Cap	0.35	0.45
AllianzGI Health Sciences	0.30	0.40
AllianzGI Income & Growth	0.30	0.40
AllianzGI Mid-Cap	0.30	0.40
AllianzGI NFJ Dividend Value	0.30	0.40
AllianzGI NFJ International Value	0.40	0.50
AllianzGI NFJ Large-Cap Value	0.30	0.40
AllianzGI NFJ Mid-Cap Value	0.30	0.40
AllianzGI NFJ Small-Cap Value	0.30	0.40
AllianzGI Small-Cap	0.30	0.40
AllianzGI Technology	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Not all Funds offer each share class listed above.

Fund	Class P Shares – Fee Rate*
AllianzGI Emerging Markets Opportunities	0.50
AllianzGI Focused Growth	0.40
AllianzGI Global Natural Resources	0.45
AllianzGI Global Small-Cap	0.45
AllianzGI Income & Growth	0.40
AllianzGI Mid-Cap	0.40
AllianzGI NFJ Dividend Value	0.40
AllianzGI NFJ International Value	0.50
AllianzGI NFJ Large-Cap Value	0.40
AllianzGI NFJ Mid-Cap Value	0.40
AllianzGI NFJ Small-Cap Value	0.40
AllianzGI Small-Cap	0.40
AllianzGI Technology	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Fund	Class R Shares – Fee Rate*
AllianzGI Focused Growth	0.40
AllianzGI Income & Growth	0.40
AllianzGI Mid-Cap	0.40
AllianzGI NFJ Dividend Value	0.40
AllianzGI NFJ International Value	0.50
AllianzGI NFJ Large-Cap Value	0.40
AllianzGI NFJ Mid-Cap Value	0.40
AllianzGI NFJ Small-Cap Value	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Fund	Class R6 Shares – Fee Rate*
AllianzGI Emerging Markets Opportunities	0.35
AllianzGI Focused Growth	0.25
AllianzGI Global Natural Resources	0.30
AllianzGI Global Small-Cap	0.30
AllianzGI Health Sciences Fund	0.25
AllianzGI Income & Growth Fund	0.25
AllianzGI Mid-Cap Fund	0.25
AllianzGI NFJ Dividend Value	0.25
AllianzGI NFJ Large-Cap Value Fund	0.25
AllianzGI NFJ International Value	0.35
AllianzGI NFJ Mid-Cap Value	0.25
AllianzGI NFJ Small-Cap Value	0.25
AllianzGI Small-Cap	0.25
AllianzGI Technology Fund	0.25

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Breakpoints

Domestic Funds (Includes all Allianz Funds not listed under “Global Funds” or “International Funds” below):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

Global Funds (AllianzGI Global Natural Resources and AllianzGI Global Small-Cap Funds):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

International Funds (AllianzGI Emerging Markets Opportunities and AllianzGI NFJ International Value Funds):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Barbara R. Claussen
Name:	Barbara R. Claussen
Title:	Managing Director

[Signature Page – Exhibit A to Administration Agreement]